UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2020, the Board of Directors of Huntsman Corporation increased the size of the Board from eight directors to ten directors and appointed Sonia Dulá, age 59, and Cynthia L. Egan, age 64, directors to fill the vacancies created by the expansion of the Board. Ms. Dulá and Ms. Egan will each serve a term that expires at the Company’s 2021 Annual Meeting of Stockholders.

The Board has determined, after applying the Company’s independence criteria, that each of Ms. Dulá and Ms. Egan is an independent director. Neither Ms. Dulá nor Ms. Egan was selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and either Ms. Dulá or Ms. Egan that would require disclosure under Item 404(a) of Regulation S-K. Ms. Dulá and Ms. Egan have not been appointed to any committees of the Board at this time.

Ms. Dulá and Ms. Egan will be compensated for their services on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock based equity compensation consists of awards granted under the Huntsman Corporation 2016 Huntsman Stock Incentive Plan in the form of stock or stock units, at the election of each director. Non-employee directors may also participate in the Huntsman Outside Director Elective Deferral Plan and the Huntsman Director Matching Gift Program.

A more detailed description of compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020 under “Board of Directors—Director Compensation,” and that section of the Definitive Proxy Statement is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2020, the Board approved an amendment and restatement of the bylaws of the Company (the “Amended Bylaws”), effective as of such date. Among other matters, the Amended Bylaws (a) clarify that the Board is empowered to hold virtual meetings of stockholders, (b) amend the existing restrictions on forum selection in the forum selection bylaw to provide that the federal district courts of the United States of America shall be the exclusive forum for the resolution of claims under a certain specific federal statute, namely, the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum, (c) revise the proxy access provisions to limit the maximum number of proxy access nominees by offsetting the number of incumbent directors who join the Board pursuant to a settlement agreement, and (d) amend the existing advance notice bylaw provisions by adopting certain technical and administrative clarifications and by supplementing additional stockholder requirements, which, among other changes, now require that a noticing stockholder update the nomination notice as of the record date and 10 business days prior to the stockholder meeting.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On June 16, 2020, in connection with the appointments of Ms. Dulá and Ms. Egan as directors of the Company, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

3.1	Sixth Amended and Restated Bylaws of Huntsman Corporation, dated as of June 16, 2020.

99.1	Press Release dated June 16, 2020 announcing appointments to the Board of Directors.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated: June 19, 2020

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